Exhibit 99.1
D-Wave Reports Fourth Quarter and Year-End 2023 Results
Q4 Revenue and FY Revenue up 21% and 22%Year over Year
Q4 Bookings and FY Bookings up 34% and 89% Year over Year
Expanding Gross Margins, Declining OpEx and Improving Net Loss and Adjusted EBITDA

PALO ALTO, Calif. & BURNABY, B.C. – March 28, 2024 – D-Wave Quantum Inc., (NYSE: QBTS) (“D-Wave” or the “Company”) a leader in commercial quantum computing systems, software, and services, today announced financial results for its fourth fiscal quarter and year ended December 31, 2023.

“Our momentum is undeniable,” said Dr. Alan Baratz, CEO of D-Wave. “From our commercial traction to substantive product advancements, from our ground-breaking scientific milestones to new strategic partnerships — we believe all these achievements are propelling us forward to solidify D-Wave’s position as the commercial quantum category builder and leader.”

Recent Business and Technical Highlights

•Bolstered the executive leadership team and Board of Directors to drive rapid growth and deliver strategic execution with the addition of Lorenzo Martinelli, Chief Revenue Officer, the promotion of Dr. Trevor Lanting to Chief Development Officer, and the addition of Secretary Kirstjen Nielsen, former Secretary of Homeland Security, to the Board of Directors.

•Entered into a multi-year strategic collaboration with Zapata AI to advance quantum-enabled machine learning, initially focused on building quantum generative AI models that accelerate the discovery of new materials and molecules.

•Progressed applications into production, with two customer applications deployed (employee scheduling and driver delivery scheduling) and additional customer applications nearing production deployment for promotional tour routing and customer reward program optimization.

•Launched the 1,200+ qubit Advantage2 prototype and made it accessible in the Leap quantum cloud service, making the Company’s most performant system available to customers. Built with a new lower-noise fabrication stack, the Advantage2 prototype has 2x the qubit coherence for faster time-to-solution and 40% energy scale improvement to deliver higher-quality solutions.

•Worked with customers on a variety of quantum-hybrid applications including cargo loading optimization, job shop scheduling, building electrical grid optimization, customer rewards optimization with Satispay, HVAC system design with VINCI Energies and QuantumBasel, and aircraft network optimization with SavantX.

•Signed a number of new and renewed customer engagements, including agreements with Bridgestone Corp., Ford Otosan, Julich Supercomputing Centre, Quantum Algorithms Institute, Qunova Computing, SavantX and UKRI National Quantum Computing Centre.

•Launched a new go-to-market growth initiative designed to increase sales and help move customer applications into production, initially focused on key verticals including logistics, manufacturing and government.

•Announced partnerships with NEC Australia and Deloitte Canada to expedite the exploration and adoption of quantum computing solutions among governments and businesses.

•Grew fourth quarter Bookings1 by 34% on a year-over-year basis, representing the Company’s seventh consecutive quarter of year-over-year growth in quarterly Bookings. For the fiscal year ended December 31, 2023 ("fiscal 2023") Bookings totaled $11.5 million, an increase of $5.4 million, or 89% from the fiscal year ended December 31, 2022 ("fiscal 2022") Bookings.

•First quarter FY24 Bookings expected to be at least $4.3 million representing a minimum 36% growth over the fourth quarter of fiscal 2023, 47% growth over the first quarter of fiscal 2023 and representing the Company’s 8th consecutive quarter of year-over-year growth in quarterly Bookings.

•Ended 2023 with $41.3 million in cash and approximately $82.1 million of equity issuance capacity available under the Company's Equity Line of Credit.

Fourth Quarter Fiscal 2023 Financial Highlights

•Revenue: Revenue for the fourth quarter of fiscal 2023 was $2.9 million, an increase of $0.5 million, or 21%, from fiscal 2022 fourth quarter revenue of $2.4 million, and an increase of $0.3 million, or 13%, from the fiscal 2023 third quarter revenue of $2.6 million, representing D-Wave's third consecutive quarter of sequential quarter-to-quarter growth in revenue.

•Bookings1: Bookings for the fourth quarter of fiscal 2023 were $3.1 million, an increase of $0.8 million, or 34%, from fiscal 2022 fourth quarter Bookings of $2.4 million, and an increase of $0.2 million, or 8%, from the fiscal 2023 third quarter Bookings of $2.9 million, representing D-Wave’s seventh consecutive quarter of year-over-year growth in quarterly Bookings.

•GAAP Gross Profit: GAAP gross profit for the fourth quarter of fiscal 2023 was $2.0 million, an increase of $0.6 million, or 45%, from fiscal 2022 fourth quarter GAAP gross profit of $1.4 million and an increase of $0.5 million, or 29%, from the fiscal 2023 third quarter GAAP gross profit of $1.5 million. This represents D-Wave's third consecutive quarter of sequential quarter-to-quarter improvement in GAAP gross profit with the increase due primarily to the growth in revenue.

•GAAP Gross Margin: GAAP gross margin for the fourth quarter of fiscal 2023 was 67.7%, an increase of 10.8% from the fiscal 2022 fourth quarter GAAP gross margin of 56.9%, and an increase of 8.0% from the fiscal 2023 third quarter GAAP gross margin of 59.7%, representing D-Wave's third consecutive quarter of sequential quarter-to-quarter improvement in GAAP gross margin.

•Non-GAAP Gross Profit2: Non-GAAP gross profit for the fourth quarter of fiscal 2023 was $2.3 million, an increase of $0.6 million, or 34%, from fiscal 2022 fourth quarter Non-GAAP gross profit of $1.7 million, and an increase of $0.4 million, or 20%, from the immediately preceding fiscal 2023 third quarter Non-GAAP gross profit of $1.9 million. This represents the third consecutive quarter of sequential quarter-to-quarter improvement in Non-GAAP gross profit with the increase due primarily to the growth in revenue. The difference between GAAP and Non-GAAP gross profit is limited to non-cash stock-based compensation and depreciation expenses that are excluded from Non-GAAP gross profit.

•Non-GAAP Gross Margin2: Non-GAAP gross margin for the fourth quarter of fiscal 2023 was 80.2%, an increase of 7.6% from the fiscal 2022 fourth quarter Non-GAAP gross margin of 72.6%, and an increase of 4.6% from the fiscal 2023 third quarter Non-GAAP gross margin of 75.6%. This represents D-Wave's third consecutive quarter of sequential quarter-to-quarter improvement in Non-GAAP gross margin with the increase due primarily to higher revenue. The difference between GAAP and Non-GAAP gross margin is limited to non-cash stock-based compensation and depreciation expenses that are excluded from the Non-GAAP gross margin.

•GAAP Operating Expenses: GAAP operating expenses for the fourth quarter of fiscal 2023 were $18.5 million, a decrease of $3.8 million, or 17%, from the fiscal 2022 fourth quarter GAAP operating expenses of $22.3 million, and a decrease of $1.4 million, or 7%, from the fiscal 2023 third quarter GAAP operating expenses of $19.9 million. This represents D-Wave's third consecutive quarter of sequential quarter to quarter decrease in GAAP operating expenses with the decrease driven primarily by lower non-cash stock-based compensation expenses.
•Non-GAAP Adjusted Operating Expense2: Non-GAAP adjusted operating expenses for the fourth quarter of fiscal 2023 were $13.2 million, a decrease of $2.7 million, or 17%, from the fiscal 2022 fourth quarter Non-GAAP adjusted operating expenses of $15.9 million and a decrease of $0.3 million, or 2%, from the fiscal 2023 third quarter Non-GAAP adjusted operating expenses of $13.5 million, representing D-Wave's third consecutive quarter of sequential quarter-to quarter decrease in Non-GAAP adjusted operating expenses. The difference between GAAP and Non-GAAP adjusted operating expenses is limited to non-cash stock-based compensation and depreciation expenses that are excluded from the Non-GAAP adjusted operating expenses.

•Net Loss: Net Loss for the fourth quarter of fiscal 2023 was $16.0 million, or $0.10 per share, a decrease of $2.2 million, or 12%, from the fiscal 2022 fourth quarter net loss of $18.2 million, and a decrease of $0.1 million, or 1%, from the fiscal 2023 third quarter net loss of $16.1 million, representing D-Wave's second consecutive quarter of sequential quarter-to-quarter improvement in net loss with the improvement driven by higher gross profit in combination with lower operating expenses.

•Adjusted EBITDA Loss2: Adjusted EBITDA loss for the fourth quarter of fiscal 2023 was $10.9 million, a decrease of $3.5 million, or 24%, from the fiscal 2022 fourth quarter adjusted EBITDA loss of $14.4 million, and a decrease of $0.7 million, or 6%, from the immediately preceding fiscal 2023 third quarter adjusted EBITDA loss of $11.6 million, representing the third consecutive quarter of sequential quarter-to-quarter improvement in adjusted EBITDA loss.

Financial Results for the Fiscal Year 2023

•Revenue: Revenue for fiscal 2023 was $8.8 million, an increase of $1.6 million, or 22%, from revenue of $7.2 million in fiscal 2022.

•Customers: In comparing fiscal 2023 with fiscal 2022, D-Wave had:
◦A total of 133 customers compared with a total of 120 customers;
◦78 commercial customers compared with 74 commercial customers; and
◦27 Forbes Global 2000 customers compared with 24 Forbes Global 2000 customers.

•Commercial Traction: In comparing fiscal 2023 with fiscal 2022:
◦Revenue from commercial customers increased by $1.8 million, or 41%;
◦Commercial revenue as a percentage of total revenue increased from 60% to 70%:
◦Revenue from Forbes Global 2000 customers increased by $0.4 million, or 20% and comprised 26.1% of total revenue.

•Bookings1: Fiscal 2023 Bookings were $11.5 million, an increase of $5.4 million, or 89%, from fiscal 2022 Bookings of $6.1 million.

•GAAP Gross Profit: Fiscal 2023 GAAP gross profit was $4.6 million, an increase of $0.4 million, or 9%, from fiscal 2022 GAAP gross profit of $4.3 million with the improvement due primarily to higher revenue.

•GAAP Gross Margin: Fiscal 2023 GAAP gross margin was 52.8%, a decrease of 6.5% from fiscal 2022 GAAP gross margin of 59.2% with the decrease due primarily to higher non-cash, stock-based compensation expenses in fiscal 2023 cost of sales when compared to fiscal 2022 cost of sales.

•Non-GAAP Gross Profit2: Fiscal 2023 Non-GAAP gross profit was $6.1 million, an increase of $1.3 million, or 27%, from fiscal 2022 Non-GAAP gross profit of $4.8 million with the improvement due primarily to higher revenue.

•Non-GAAP Gross Margin2: Fiscal 2023 Non-GAAP gross margin was 69.8%, an increase of 2.5% from fiscal 2022 Non-GAAP gross margin of 67.3% The difference between GAAP and Non-GAAP gross profit and margin is limited to non-cash stock-based compensation and depreciation expenses that are excluded from the Non-GAAP gross profit and margin.

•GAAP Operating Expenses: Fiscal 2023 GAAP operating expenses were $85.2 million compared with fiscal 2022 GAAP operating expenses of $63.7 million with the $21.5 million year-over-year increase comprised of $11.5 million in non-cash, stock-based compensation expense, $5.3 million in public company related costs, $3.4 million in salaries and other personnel related costs and $1.5 million in research and development fabrication costs.

•Non-GAAP Adjusted Operating Expense2: Fiscal 2023 Non-GAAP adjusted operating expenses were $60.4 million, an increase of $8.0 million, or 15% from fiscal 2022 Non-GAAP adjusted operating expenses of $52.4 million with the increase primarily comprised of $3.4 million in personnel related costs, $2.8 million in public company related costs and $1.5 million in research and development fabrication costs. The difference between GAAP and Non-GAAP adjusted operating expenses being primarily non-cash stock-based compensation expense, non-recurring one-time expenses, and amortization and depreciation expense.

•Net Loss: Fiscal 2023 net loss was $82.7 million, or $0.60 per share, compared with fiscal 2022 net loss of $53.7 million, or $0.45 per share.

•Adjusted EBITDA Loss2: Fiscal 2023 adjusted EBITDA loss was $54.3 million, compared with $48.0 million in fiscal 2022, with the increase due primarily to higher public company and headcount-related expenses.

Balance Sheet and Liquidity

As of December 31, 2023, D-Wave’s consolidated cash balance totaled $41.3 million, an increase of $34.2 million, or 485%, from the December 31, 2022 consolidated cash balance of $7.1 million.

During fiscal 2023, D-Wave raised $98.1 million in capital, including $66.1 million in equity, primarily under the Company’s common stock purchase agreement (“Equity Line of Credit” or “ELOC”) with Lincoln Park Capital Fund, LLC (“Lincoln Park”), and $32.0 million in debt, primarily under the Company’s $50 million four-year term loan agreement with PSPIB Unitas Investments II Inc., an affiliate of PSP Investments. As of December 31, 2023, D-Wave has $82.1 million in remaining capacity under the Lincoln Park ELOC commitment that terminates in October 2025. D-Wave’s ability to raise funds under the ELOC is subject to a number of conditions including having a sufficient number of registered shares and having D-Wave’s stock price above $1.00 per share.

Fiscal Year 2024 and Q1 Outlook

Based on the information available on March 27, 2024, guidance for the full year 2024 and the first quarter is as follows and our guidance is subject to various cautionary factors described below:

Adjusted EBITDA Loss
•We expect fiscal 2024 Adjusted EBITDA Loss3 to be less than the fiscal 2023 Adjusted EBITDA Loss of $54.3 million.

Bookings
•We expect fiscal 2024 first quarter bookings to be at least $4.3 million.

___________________
1“Bookings” is an operating metric that is defined as customer orders received that are expected to generate net revenues in the future. We present the operational metric of Bookings because it reflects customers' demand for our products and services and to assist readers in analyzing our potential performance in future periods.
2"Non-GAAP Gross Profit", "Non-GAAP Gross Margin", "Non-GAAP Adjusted Operating Expenses", and "Adjusted EBITDA Loss", are non-GAAP financial measures or metrics. Please see the discussion in the section “Non-GAAP Financial Measures” and the reconciliations included at the end of this press release.
3We are not able to reconcile guidance for Adjusted EBITDA Loss to its most directly comparable GAAP measure, Net Loss, and cannot provide an estimated range of net loss for such period without unreasonable efforts because certain items that impact Net Loss, including foreign exchange and the fair value of warrant liabilities, are not within our control or cannot be reasonably predicted.

Earnings Conference Call

In conjunction with this announcement, D-Wave will host a conference call on Thursday, March 28, 2024, at 8:00 a.m. (Eastern Time), to discuss the Company’s financial results and business outlook. The live dial-in number is 1-800-267-6316 (domestic) or 1-203-518-9783 (international). The Conference ID is "D-Wave." Participating in the call on behalf of the Company will be Chief Executive Officer Alan Baratz and Chief Financial Officer John Markovich.

About D-Wave Quantum Inc.

D-Wave is a leader in the development and delivery of quantum computing systems, software, and services, and is the world’s first commercial supplier of quantum computers. Our mission is to unlock the power of quantum computing today to benefit business and society. We do this by delivering customer value with practical quantum applications for problems as diverse as logistics, artificial intelligence, materials sciences, drug discovery, scheduling, cybersecurity, fault detection, and financial modeling. D-Wave’s technology has been used by some of the world’s most advanced organizations, including Mastercard, Deloitte, Davidson Technologies, ArcelorMittal, Siemens Healthineers, Unisys, NEC Corporation, Pattison Food Group Ltd., DENSO, Lockheed Martin, Forschungszentrum Jülich, University of Southern California, and Los Alamos National Laboratory.

Non-GAAP Financial Measures

To supplement the financial information presented in accordance with GAAP, we use non-GAAP measures of certain components of financial performance. Each of non-GAAP gross profit, non-GAAP gross margin, Adjusted EBITDA and non-GAAP adjusted operating expenses is a financial measure that is not required by or presented in accordance with GAAP. Management believes that each measure provides investors an additional meaningful method to evaluate certain aspects of such results period over period. The Company defines each of its non-GAAP financial measures as follows:

•Non-GAAP gross profit is defined as GAAP Gross Profit less non-cash stock-based compensation expense. We use non-GAAP gross profit to measure, understand and evaluate our core operating performance and trends and to develop short-term and long-term operating plans.
•Non-GAAP gross margin is defined as GAAP Gross Margin less non-cash stock-based compensation expense. We use non-GAAP gross margin to measure, understand and evaluate our core business performance.
•Adjusted EBITDA is defined as net loss before interest expense, income tax expense (benefit), depreciation and amortization expense, stock-based compensation, remeasurements of liability-classified warrants, and other non-recurring non-operating income and expenses. We use Adjusted EBITDA to measure the operating performance of our business, excluding specifically identified items that we do not believe directly reflect our core operations and may not be indicative of our recurring operations.
•Non-GAAP Adjusted operating expenses is defined as operating expenses before depreciation and amortization expense, non-recurring one-time expense and non-cash stock-based compensation expense. We use non-GAAP adjusted operating expenses to measure our operating expenses, excluding items we do not believe directly reflect our core operations.

The presentation of non-GAAP financial measures is not meant to be considered in isolation or as a substitute for the financial results prepared in accordance with GAAP, and our presentation of non-GAAP measures may be different from non-GAAP measures used by other companies. For a reconciliation of non-GAAP gross profit, non-GAAP gross margin, Adjusted EBITDA and non-GAAP adjusted operating expenses to its most directly comparable GAAP measure, please refer to the reconciliations below.
Forward-Looking Statements

Certain statements in this press release are forward-looking, as defined in the Private Securities Litigation Reform Act of 1995. These statements involve risks, uncertainties, and other factors that may cause actual results to differ materially from the information expressed or implied by these forward-looking statements and may not be indicative of future results. Forward-looking statements in this press release include, but are not limited to, statements regarding full-year 2024 guidance. These forward-looking statements are subject to a number of risks and uncertainties, including, among others, various factors beyond management’s control, including; our ability to raise funds under the ELOC or meet the conditions necessary to draw on the third tranche of the PSP Loan; general economic conditions and other risks; our ability to maintain and expand our customer base and the customer adoption of our solutions; risks within D-Wave’s industry, including anticipated trends, growth rates, and challenges for companies engaged in the business of quantum computing and the markets in which they operate; the outcome of any legal proceedings that may be instituted against us; risks related to the performance of our business and the timing of expected business or financial milestones; unanticipated technological or project development challenges, including with respect to the cost and/or timing thereof; the performance of our products; like our hybrid solvers and software like “zero downtime deployment”; the effects of competition on our business; the risk that we will need to raise additional capital to execute our business plan, which may not be available on acceptable terms or at all; the risk that we may never achieve or sustain profitability; the risk that we are unable to secure or protect our intellectual property; volatility in the price of our securities; the risk that our securities will not maintain the listing on the NYSE; and the numerous other factors set forth in D-Wave’s Annual Report on Form 10-K/A for its fiscal year ended December 31, 2022 filed on March 18, 2024, as may be supplemented or amended by the Company's other SEC filings, including the Form 10-K for year ended December 31, 2023 expected to be filed today. Any such forward-looking statements represent management’s estimates as of the date of this press release. Undue reliance should not be placed on the forward-looking statements in this press release in making an investment decision, which are based on information available to us on the date hereof. We undertake no duty to update this information unless required by law.

Contacts

Investor Contact:
Kevin Hunt
ir@dwavesys.com

Media Contact:
Alex Daigle
media@dwavesys.com

D-Wave Quantum Inc.
Consolidated Balance Sheets

	December 31,	December 31,
(In thousands, except share and per share data)	2023	2022
	(Unaudited)
Assets
Current assets:
Cash	$41,307	$7,065
Trade accounts receivable, net	1,652	757
Research incentive receivable	—	264
Inventories	2,078	2,196
Prepaid expenses and other current assets	2,009	3,643
Total current assets	47,046	13,925
Property and equipment, net	2,551	2,294
Operating lease right-of-use assets	8,223	9,133
Intangible assets, net	179	244
Other non-current assets	1,357	1,351
Total assets	$59,356	$26,947

Liabilities and stockholders' deficit
Current liabilities:
Trade accounts payable	$1,465	$3,756
Accrued expenses and other current liabilities	5,343	6,687
Current portion of operating lease liabilities	1,374	1,533
Loans payable, net, current	399	1,863
Deferred revenue, current	2,669	1,781
Promissory notes - related party	—	420
Total current liabilities	11,250	16,040
Warrant liabilities	1,630	1,892
Operating lease liabilities, net of current portion	7,028	7,301
Loans payable, net, non-current (including $31,400 and $— as of December 31, 2023 and 2022, respectively, at fair value)	63,850	31,168
Deferred revenue, non-current	79	9
Total liabilities	$83,837	$56,410

Commitments and contingencies
Stockholders' deficit:
Common stock, par value $0.0001 per share; 675,000,000 shares and unlimited shares authorized at December 31, 2023 and December 31, 2022, respectively; 161,113,744 shares and 113,335,530 shares issued and outstanding as of December 31, 2023 and December 31, 2022, respectively.	16	11
Additional paid-in capital	469,081	381,274
Accumulated deficit	(483,061)	(400,346)
Accumulated other comprehensive loss	(10,517)	(10,402)
Total stockholders' deficit	(24,481)	(29,463)
Total liabilities and stockholders’ deficit	$59,356	$26,947

D-Wave Quantum Inc.
Consolidated Statements of Operations and Comprehensive Loss

	Three Months Ended December 31,		Year ended December 31,
(In thousands, except share and per share data)	2023	2022	2023	2022
	(Unaudited)	(Unaudited)	(Unaudited)
Revenue	$2,906	$2,394	$8,758	$7,173
Cost of revenue	939	1,033	4,136	2,923
Total gross profit	1,967	1,361	4,622	4,250
Operating expenses:
Research and development	7,956	10,336	37,878	32,101
General and administrative	8,139	8,009	37,014	21,539
Sales and marketing	2,414	3,956	10,276	10,068
Total operating expenses	18,509	22,301	85,168	63,708
Loss from operations	(16,542)	(20,940)	(80,546)	(59,458)
Other income (expense), net:
Interest income (expense)	1,785	(598)	(37)	(2,335)
Change in fair value of Term Loan	(716)		640	—
Term Loan debt issuance costs	—		(2,118)	—
Change in fair value of warrant liabilities	341	3,570	262	6,173
Lincoln Park Purchase Agreement issuance costs	—		—	(629)
Other income (expense), net	(882)	(234)	(916)	2,547
Total other income (expense), net	528	2,738	(2,169)	5,756
Net loss	$(16,014)	$(18,202)	$(82,715)	$(53,702)
Net loss per share, basic and diluted	$(0.10)	$(0.15)	$(0.60)	$(0.45)
Weighted-average shares * used in computing net loss per share, basic and diluted	158,869,112	120,610,855	137,993,736	119,647,777

Comprehensive loss:
Net loss	$(16,014)	$(18,202)	$(82,715)	$(53,702)
Foreign currency translation adjustment, net of tax	(45)	23	(115)	41
Net comprehensive loss	$(16,059)	$(18,179)	$(82,830)	$(53,661)
* Weighted-average shares have been retroactively restated to give effect to the Merger.

D-Wave Quantum Inc.
Consolidated Statements of Cash Flows

	Year ended December 31,
(in thousands)	2023	2022
	(Unaudited)
Cash flows from operating activities:
Net loss	$(82,715)	$(53,702)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	1,054	1,423
Allowance for doubtful accounts	—	1
Stock-based compensation	21,919	9,164
Amortization of operating right-of-use assets	791	910
Provision for excess and obsolete inventory	32	66
Non-cash interest (income) expense	(78)	185
Venture Loan interest and final payment fee	—	1,808
Amortization of Venture Loan commitment fee	—	(175)
Non-cash Lincoln Park Purchase Agreement issuance costs	—	629
Change in fair value of Warrant liabilities	(262)	(6,173)
Change in fair value of Term Loan	(640)	—
Debt issuance costs expensed for loans recorded under the fair value option	993	—
Unrealized foreign exchange loss (gain)	955	(2,459)
Realized loss on issuance of shares under the Lincoln Park Purchase Agreement	—	75
Change in operating assets and liabilities:
Trade accounts receivable	(818)	(337)
Research incentives receivable	264	1,332
Inventories	(237)	(148)
Prepaid expenses and other current assets	1,636	(387)
Trade accounts payable	(2,614)	3,597
Accrued expenses and other current liabilities	(1,374)	715
Deferred revenue	958	(929)
Operating lease liability	(510)	(821)
Other non-current assets	(3)	—
Net cash used in operating activities	(60,649)	(45,226)
Cash flows from investing activities:
Purchase of property and equipment	(583)	(423)
Purchase of software	(47)	(75)
Net cash used in investing activities	(630)	(498)
Cash flows from financing activities:
Merger, net of redemption and transaction costs (Note 3)	—	4,100
Transaction costs paid directly by D-Wave Systems	—	(6,528)
Proceeds from issuance of common stock from the PIPE investment (Note 3)	—	40,000
Proceeds from exercise of Public Warrants	—	924
Proceeds from Lincoln Park Purchase Agreement	63,676	4,250
Proceeds from issuance of common stock upon exercise of stock options	1,897	1,077
Proceeds from common stock issued under the Employee Stock Purchase Plan	491	—

Payment of tax withheld for common stock issued under stock-based compensation plans	(416)	—
Short swing profit settlement	244	—
Proceeds from debt financing	29,007	20,000
Proceeds from government assistance	2,996	3,159
Government loan payment	(374)	(398)
Repayment of promissory notes - related party	(420)	—
Debt payments	(1,465)	(21,511)
Venture Loan interest and final payment fee	—	(1,808)
Net cash provided by financing activities	95,636	43,265
Effect of exchange rate changes on cash and cash equivalents	(115)	41
Net (decrease) increase in cash and cash equivalents	34,242	(2,418)
Cash and cash equivalents at beginning of period	7,065	9,483
Cash and cash equivalents at end of period	$41,307	$7,065

D-Wave Quantum Inc.
Reconciliation of Gross Profit to Non-GAAP Gross Profit
For the Three Months & Year Ended December 31, 2023 and 2022

	For the three months ended September 30,		Three Months Ended December 31,		Years ended December 31,
(in thousands of U.S. dollars)	2023	2022	2023	2022	2023	2022
Gross Profit	$1,529	$1,041	$1,967	$1,361	$4,622	$4,250
Gross Margin	59.7%	61.4%	67.7%	56.9%	52.8%	59.2%
Excluding:
Depreciation and Amortization (1)	54	40	54	78	218	199
Stock-based compensation (2)	353	45	310	299	1,272	379
Non-GAAP Gross Profit	1,936	1,126	$2,331	$1,738	$6,112	$4,828
Non-GAAP Gross Margin	75.6%	66.4%	80.2%	72.6%	69.8%	67.3%
(1)Depreciation and Amortization reflects the Depreciation and Amortization record in Cost of Revenue only, which differs from the total Depreciation and Amortization set forth in the Condensed Consolidated Statement of Cash Flows that also includes Depreciation and Amortization recorded in Operating Expenses.
(2)Stock based compensation reflects the stock based compensation recorded in Cost of Revenue only, which differs from the total stock based compensation set forth in the Condensed Consolidated Statement of Cash flows that also includes stock based compensation recorded in Operating Expenses.
D-Wave Quantum Inc.
Reconciliation of Operating Expenses to Non-GAAP Operating Expenses
For the Three Months & Year Ended December 31, 2023 and 2022

	For the three months ended September 30,		Three Months Ended December 31,		Year Ended December 31, 2023
(in thousands of U.S. dollars)	2023	2022	2023	2022	2023	2022
Operating expenses	$19,936	$16,205	$18,509	$22,301	$85,168	$63,708
Excluding:
Depreciation and Amortization (1)	173	296	153	220	817	1,258
Stock-based compensation (2)	5,531	1,736	4,248	5,809	20,647	9,164
Non-recurring one time expenses (3)	714	-	882	387	3,278	843
Non-GAAP Operating Expenses	$13,518	$14,173	$13,227	$15,885	$60,426	$52,443
(1)Depreciation and Amortization reflects the Depreciation and Amortization record in the Operating Expenses only, which differs from the total Depreciation and Amortization set forth in the Condensed Consolidated Statement of Cash Flows that also includes Depreciation and Amortization recorded in Cost of Revenue.
(2)Stock based compensation reflects the stock based compensation recorded in Operating Expenses only, which differs from the total stock based compensation set forth in the Condensed Consolidated Statement of Cash flows that also includes stock based compensation recorded in Cost of Revenue.
(3)Non-recurring legal, consulting, and accounting fees related to capital markets activities.

D-Wave Quantum Inc.
Reconciliation of Net Loss to Adjusted EBITDA
For the Three Months & Year Ended December 31, 2023 and 2022

	For the three months ended September 30,		Three Months Ended December 31,		Year Ended December 31, 2023
(in thousands of U.S. dollars)	2023	2022	2023	2022	2023	2022
Net loss	$(16,106)	$(11,650)	$(16,014)	$(18,202)	$(82,715)	$(53,702)
Excluding:
Depreciation and Amortization	227	336	207	385	1,035	1,423
Stock-based compensation	5,884	1,781	4,557	5,809	21,919	9,164
Interest (income) expense (1)	1,035	633	(1,785)	598	37	2,335
Change in fair value of warrant liabilities	(1,433)	(2,603)	(341)	(3,570)	(262)	(6,173)
Change in fair value of Term Loan	(1,701)	—	716	—	(640)	—
Term Loan debt issuance costs	725	—	—	—	2,118	—
Lincoln Park Purchase Agreement issuance costs	—	629	—	—	—	629
Other (income) expense, net (2)	(927)	(2,173)	882	234	916	(2,547)
Non-recurring one time expenses (3)	714	-	882	387	3,278	843
Adjusted EBITDA	$(11,582)	$(13,047)	$(10,896)	$(14,359)	$(54,314)	$(48,028)

(1)Interest expense primarily reflects the accrued interest associated with the below market interest rate government loans as if they were interest-bearing at market rates of interest, the paid-in-kind interest associated with the term loan agreement with PSPIB Unitas Investments II Inc. entered into on April 13, 2023, interest and adjustments to accrued interest on the SIF Loan, and the interest and amortization of the final fee associated with the Venture Loan with PSPIB Unitas Investments II Inc. that was entered into on March 3, 2022.
(2)Other income (expense), net consists primarily of foreign exchange gains and losses.
(3)Non-recurring legal, consulting, and accounting fees related to capital markets activities.